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EXHIBIT NO. 10(C)








                              DEVELOPMENT AGREEMENT
                              ---------------------

                                 BY AND BETWEEN

                        GP OHIO, L.L.C. (AS "DEVELOPER")

                                       AND

            PROGRESSIVE CASUALTY INSURANCE COMPANY (AS "PROGRESSIVE")




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                                TABLE OF CONTENTS
                                -----------------


1.  Recitals Incorporated......................................................1

2.  The Project................................................................1

3.  Changes in the Work........................................................4

4.  Developer's Compliance Responsibilities....................................5

5.  Construction Timetable.....................................................5

6.  Progress Payments..........................................................7

7.  Stipulated Sum.............................................................8

8.  Insurance.................................................................10

9.  Architect, Engineer and Other Professionals...............................10

10.  Payment and Performance Bonds............................................11

11.  Delay Damages............................................................11

12.  Termination of Agreement.................................................11

13.  Dispute Resolution.......................................................12

14.  Warranties...............................................................13

15.  Lien Removal.............................................................14

16.  Progressive Delay........................................................15

17.  Force Majeure............................................................15

18.  Indemnification..........................................................16

19.  Non-Developer Work.......................................................16

20.  Maintain Project.........................................................17

21.  Governing Law............................................................17

22.  Notices..................................................................17
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23.  Progressive's Authorized Representative/Consultant.......................18

24.  Successors and Assigns...................................................18

25.  Regulated Substances.....................................................18

26.  Time of the Essence......................................................19

27.  Independent Contractor...................................................19

28.  No Waiver................................................................19

29.  Severability.............................................................19

30.  Cooperation..............................................................19

31.  Counterparts.............................................................19

32.  Interest.................................................................19

33.  Entire Agreement.........................................................20

34.  Intentionally left blank.................................................20

35.  Termination..............................................................20

36.  Facsimile Signatures.....................................................20

37.  Contingency..............................................................20





EXHIBITS:

EXHIBIT A         Site Plan/Survey..............................................

EXHIBIT B         Description of Building and Outline Specifications, Schematic
                  Building Plans and Master Site Plan...........................

EXHIBIT C         Project Schedule..............................................

EXHIBIT D         Termination Fee Schedule......................................

EXHIBIT E         Expense Categories............................................

EXHIBIT F         Notice of Commencement........................................


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                              DEVELOPMENT AGREEMENT
                              ---------------------


         This Development Agreement ("AGREEMENT"), made and entered into as of the 16th day of November, 1999, by and between GP Ohio, L.L.C., a Rhode Island limited liability company ("Developer"), and Progressive Casualty Insurance Company, an Ohio corporation ("Progressive").

                              W I T N E S S E T H:

         WHEREAS, Progressive has acquired the fee interest in certain parcel(s) of land, located in Mayfield Village, Ohio, as more particularly depicted on the site plan attached hereto as EXHIBIT A ("Property") and desires to have developed on the Property a data center and operations facility ("Building") containing approximately 80,000 square feet of gross rentable space and incidental improvements, including surface parking of approximately 70 spaces and landscaping;

         WHEREAS, Developer will oversee, develop and construct the improvements more particularly delineated herein in a timely manner;

         WHEREAS, Developer and Progressive desire to set forth their understanding of the respective rights and responsibilities of the parties in connection with the development, design, construction, equipping and furnishing of the Project (hereinafter defined) and the payment for such services; and

         WHEREAS, the obligations of Developer hereunder are being guaranteed by Gilbane Properties, Inc.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties do hereby agree as follows:

         1. RECITALS INCORPORATED. The recitals are hereby incorporated by reference and made a part of this Agreement.

         2. THE PROJECT. Developer shall cause the completion of the design, construction and development of the Building upon the Property consisting of the base building elements (including parking) and interior improvements and the site work on the Property consisting of landscaping, sidewalks, driveways and related improvements, the preliminary scope of which is outlined on EXHIBIT B attached hereto and as shall be outlined in the Scope Documents to be prepared and approved in accordance with Section 2(b), below (collectively, the "Project") all in accordance with the final set of approved plans, drawings, specifications and schedules (collectively the "Plans"). As part of the "Work" defined below, Developer (A) shall advise Progressive and take the lead in negotiating and obtaining all governmental and private approvals necessary or required in connection with acquiring the Property, (B) shall enter into a


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construction contract with Gilbane Building Company ("Contractor"), which
Contractor shall hire subcontractors for construction of the Project, (C) shall retain, or cause to be retained, (x) Burt Hill Kosar Rittlemann Assoc., as architect ("Architect") to perform architectural and design services, and (y) H.
F. Lenz, as engineers ("Engineer"), and other professionals to perform all other professional services required for the design and construction of the Project and (D) shall advise Progressive and take the lead in negotiating and obtaining all governmental subsidies. The contract with Contractor shall provide for payment to Contractor of a profits fee of 2% for contractor management services. All major subcontractors and equipment suppliers retained by Contractor shall be identified on a list submitted to Progressive for Progressive's approval within ten days after the date of execution of this Agreement. Progressive shall not unreasonably withhold or unduly delay its approval of the list of such major subcontractors and equipment suppliers. If Progressive timely objects to any major subcontractor or equipment supplier, Progressive, Developer and Contractor shall in good faith attempt to resolve their disagreement. If the parties are unable to reach agreement on the list of major subcontractors and equipment suppliers within a reasonable period, the matter shall be submitted to mediation as provided in Section 13.

                  (a) The "Work" shall mean all professional design and engineering services and project administration for, and the completed new construction of, the Project in accordance with the Contract Documents (as hereinafter defined), in a timely manner with a specified target delivery date of October 30, 2000 (the "Delivery Date") and Final Completion Date (as hereinafter defined) of the 90th day after the Substantial Completion Date (as hereinafter defined), and includes labor necessary to produce such new construction, and materials and equipment incorporated or to be incorporated in such construction. All Work shall be performed in accordance with the Contract Documents. The "Contract Documents" shall consist of this Agreement, the Plans, the Building Description and Outline Specifications, the Schematic Building Plans, the Master Site Plan, the Project Schedule (hereinafter defined) and Change Orders.

                  (b) Within the time frame established under the Project Schedule, Developer shall cause to be prepared and delivered to Progressive the "Building Description and Outline Specifications", "Schematic Building Plans" and "Master Site Plan" for the Project ("Scope Documents"), together with a supplement to this Development Agreement in substantially the form as that attached hereto as EXHIBIT B-1, formally adopting such Building Description and Outline Specifications, Schematic Building Plans and Master Site Plan into this Agreement. Progressive shall have 15 days after receipt of Developer's submittals to raise any objection thereto. If Progressive disapproves of the Scope Documents, Progressive's notice of disapproval shall specify in detail the basis for such disapproval. Developer shall promptly cause to be made such revisions to the Scope Documents as may be necessary to address Progressive's objections, and shall resubmit the Scope Documents for Progressive's approval to maintain the Project Schedule. Progressive shall review such revisions and notify Developer whether Progressive approves or disapproves the Scope Documents as modified. This process shall be repeated, if necessary, until Progressive's objections


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         have been addressed and Progressive has approved the Scope Documents;
         provided that, if the parties do not reach final agreement on the Scope Documents on or before November 10, 1999, either party shall have the right to terminate this Agreement by written notice to the other at any time thereafter and prior to the parties reaching agreement on the Scope Documents; provided that Progressive reimburses Developer for out-of-pocket third party expenses (not including Gilbane Building Company) incurred by Developer consistent with the schedule of anticipated expense categories set forth on EXHIBIT E attached hereto and pays to Developer the termination fee as required under Section 37. If Progressive fails to give Developer written notice of disapproval of the Scope Documents within 15 days after receipt of any submittal by Developer, Progressive shall be deemed to have approved the same. Upon approval of the Scope Documents, Progressive and Developer shall execute a supplement to this Agreement in substantially the form as that attached hereto as EXHIBIT B-1, formally adopting the Scope Documents as part of EXHIBIT B to this Agreement.

                  (c) All Work shall be performed with all new material in a good and workmanlike manner, in accordance with the Plans mutually approved by Developer and Progressive. Developer shall cause to be delivered to Progressive proposed drawings, specifications and schedules consisting of (i) design development drawings and specifications and (ii) finish schedule. Such deliverables shall be prepared, reviewed, revised and approved or disapproved by the parties hereto in accordance with Sections 2 and 5, hereof, to produce a final set of Plans. Progressive's approval of all of the above plans, drawings, specifications and schedules shall not be unreasonably withheld, conditioned or delayed, and except as hereinafter set forth, Progressive shall not be entitled to condition its approval of such plans, drawings, specifications and schedules upon the inclusion therein of any design specifications that are materially inconsistent with the Scope Documents (including requiring a higher performance standard than any performance standard expressly set forth in the Scope Documents). Progressive's approval of such plans, drawings, specifications and schedules shall not be deemed an acknowledgement, representation or warranty that any of such plans, drawings, specifications or schedules meet code or represent good engineering, design or construction practices or be deemed to waive any design flaw or code violation. In the event Progressive disapproves plans, drawings, specifications or schedules or any portion thereof or any modifications thereto, Progressive's notice of disapproval shall specify in detail the reasonable basis for such disapproval. Developer shall promptly cause to be made such revisions to the plans, drawings, specifications or schedules as may be necessary to address Progressive's reasonable objections, and shall resubmit the plans, drawings, specifications or schedules to Progressive for Progressive's approval to maintain the Project Schedule. Progressive shall review such revisions and notify Developer whether Progressive approves or reasonably disapproves the plans, drawings, specifications and schedules as modified. This process shall be repeated, if necessary, until Progressive's reasonable objections have been addressed and Progressive has approved the Plans; provided that, if the parties do not reach final agreement on the Plans after a reasonable review period, the matter may be submitted by either party to


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         mediation under Section 13. If Progressive fails to give Developer written notice of disapproval of any plans, drawings, specifications or schedules within 15 days after receipt of any submittal by Developer, Progressive shall be deemed to have approved the same.

                  (d) Developer shall maintain in good order one record copy of the Plans, Change Orders and other related documents, marked currently to record changes made during construction, and during construction Progressive shall have the right to review all such Plans, Change Orders and other related documents during regular business hours upon one business day's notice. Upon completion of the design and construction and prior to termination of this Agreement, Developer shall deliver to Progressive the following: (i) as-builts (to be provided by hard copy and computer diskette); (ii) all written specifications as amended; (iii) complete copies of all operations and maintenance manuals for all equipment installed in the Project as part of the Work; (iv) the warranties for the foregoing in conformity with
         Section 14 hereof and transfer of the same to Progressive; and (v) provide the necessary training and validation of operating systems to ensure a smooth transition to Progressive's management/operation of the facility.

         3.  CHANGES IN THE WORK.

                  (a) A "Change Order" is a written order to Developer signed and approved by Progressive issued after execution of this Agreement, authorizing a change in the Work or an adjustment in the Stipulated Sum, the Delivery Date or the Final Completion Date. The Stipulated Sum may be changed only by Change Order. The Non-Developer Work (as defined in Section 19 hereof) shall be incorporated into the Developer's Work only by Change Order. The Delivery Date and Final Completion Date may be changed only by Change Order, Force Majeure (hereinafter defined) and Progressive Delay (hereinafter defined). A Change Order signed by Developer indicates its agreement therewith, including the adjustment (if any) in the Stipulated Sum (as defined in Section 7), the Delivery Date and the Final Completion Date.

                  (b) Progressive, without invalidating this Agreement, may order changes in the Work within the general scope of this Agreement consisting of additions, deletions or other revisions; provided the Stipulated Sum, the Delivery Date and the Final Completion Date are adjusted in a manner reasonably satisfactory to Developer which approval of any proposed change in the Work shall not be unreasonably withheld, conditioned or delayed. All such changes in the Work must be authorized by Change Order, and shall be performed under the applicable conditions of the Contract Documents.

                  (c) The cost or credit to Progressive resulting from a Change Order shall be determined by taking into account the increase or decrease in (i) the engineered cost for labor and materials of all contractors and subcontractors affected by the Change Order




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         and (ii) such contractors' and subcontractors' general overhead as a result of the Change Order. The Stipulated Sum shall be further increased or decreased to reflect the parties' agreed upon adjustment to the Developer's overhead and profit as a result of any Change Order, as follows: 5% of any net increase or decrease in costs attributable to a Change Order up to $100,000.00 and 3% of any net increase or decrease in costs attributable to a Change Order of more than $100,000.00; provided that no overhead or profit fee shall be charged by Developer for Change Orders adding any "future equipment" (i.e., generator, chiller, UPS, EGU's) contemplated in the Scope Documents.

                  (d) If unit prices are stated in the Contract Documents or subsequently agreed upon, and if the quantities originally contemplated are so changed in a proposed Change Order that application of the agreed unit prices to the quantities of Work proposed will cause substantial inequity to Progressive or Developer, the applicable unit prices shall be equitably adjusted.

                  (e) Developer shall prepare Change Orders for Progressive's approval and execution and shall have authority to make minor changes (not material in relation to the intent of this document, the Project and Project Schedule, Project quality or performance requirements as hereinafter defined) in the design and construction consistent with the intent of this Agreement, not materially inconsistent with the Plans, and not involving an adjustment in the Stipulated Sum or an extension of the Delivery Date and Final Completion Date.

         4. DEVELOPER'S COMPLIANCE RESPONSIBILITIES. Developer shall be responsible for causing the Work (including, without limitation, all changes thereto) to comply with all applicable legal requirements existing as of execution of this Agreement, including (without limitation) requirements of building codes and zoning codes, all federal, state and municipal laws, including, without limitation, the Americans With Disabilities Act, and all recorded protective covenants and restrictions. Developer shall also be responsible for obtaining a certificate of occupancy for the Project. If there is any change between the date hereof and the Final Completion Date in any applicable legal requirements which requires a change in the Work in order to avoid a violation of any such applicable legal requirement, Developer shall be responsible for changing the Work in order to avoid a violation of such legal requirements, but the parties shall execute a Change Order to adjust the Stipulated Sum, if applicable, as a result of any increase or decrease in costs as a result of such change in legal requirements. If there is a change in any applicable legal requirement but the Work or portion thereof affected by such change is deemed to be "grandfathered" (i.e., the applicable legal requirement does not require that the Work be changed), such portion of the Work shall nevertheless be deemed to be in compliance with such applicable legal requirements and Developer shall not be required to change the Work to otherwise comply with such changed legal requirements.

         5. CONSTRUCTION TIMETABLE.


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                  (a) In performing the Work, Developer shall achieve the
         milestone dates set forth in the schedule (the "Project Schedule") in EXHIBIT C attached hereto so that the Substantial Completion Date shall occur on or before the Delivery Date and the Final Completion Date shall be achieved on the 90th day after the Substantial Completion Date. Time shall be of the essence as to the Delivery Date and Final Completion Date. The Project Schedule shall be updated by Developer from time to time in accordance with the progress of the Work, and copies of such updates shall be promptly furnished to Progressive; it being expressly understood, however, that such updates may not extend the Delivery Date and Final Completion Date, except pursuant to subsection 5(b) hereof.

                  (b) The Delivery Date may be extended only by reason of (i) a Change Order or (ii) a Progressive Delay, or (iii) the occurrence of Force Majeure. In the event of a Change Order, the Delivery Date shall be accelerated or postponed, if at all, only as set forth in such Change Order. In the event (i) a Progressive Delay or Force Majeure occurs and (ii) Developer would have otherwise been able to perform all its obligations under the Contract Documents but for such delay, Developer's remedy shall be an extension of the Delivery Date by the number of days equal to the days Developer is actually delayed thereby, notwithstanding the exercise of commercially reasonable efforts. In the event of a Progressive Delay or Force Majeure, the Stipulated Sum shall be subject to an equitable adjustment to reflect the increase or decrease in costs incurred by Developer as a result of such Progressive Delay.

                  (c) If at any time in the course of the performance of its Work, Developer shall fall materially behind the Project Schedule which is not due to a Change Order, Force Majeure or Progressive Delay, then Developer shall promptly submit to Progressive a plan, including proposed adjustments to the Project Schedule, if any, showing how the Developer plans to mitigate impact upon the timely completion of the other portions of the Work and how it plans to accelerate performance so as to regain any time lost. The cost and expense of overtime, or any other measures implemented to achieve the foregoing, shall be borne entirely by Developer.

                  (d) For purposes herein, "Substantial Completion" (as identified on the Project Schedule) shall mean the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Plans so that Progressive can legally occupy or utilize the Work or designated portion thereof for its intended use. For purposes herein, "Substantial Completion Date" shall mean the date on which (i) the Architect and Engineer have certified to Progressive that the Work has been substantially completed within the definition of "Substantial Completion" set forth above ;
         (ii) a certificate of occupancy for the Project has been delivered; provided, however, that no certificate of occupancy shall be required of Developer to establish Substantial Completion if and to the extent such a certificate cannot be obtained because of a failure of Progressive to complete any of Progressive's Non-Developer Work (hereinafter defined) or because any Non-Developer Work fails to comply with any

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         applicable governmental codes, regulations, rules, ordinances or laws (provided that Developer shall not be excused if Progressive has retained Developer by separate agreement to perform such Non-Developer Work and it is Developer's default under such separate agreement that has in fact caused Progressive's failure to complete the Non-Developer Work or has caused the Non-Developer Work to fail to comply with any applicable governmental codes, regulations, rules, ordinances and laws); and (iii) Architect and Engineer deliver to Progressive a list of "Punch List Items" (as hereinafter defined), if any.

                  (e) For purposes herein, "Final Completion Date" shall mean the date on which Architect and Engineer shall certify to Progressive that the Work is finally completed and shall be evidenced by (i) completion of all Punch List Items and (ii) delivery of as-built drawings and warranties. The parties expressly understand that the Final Completion Date may be changed only by Change Order, Force Majeure or Progressive Delay.

                  (f) The Architect and Engineer shall deliver to Progressive for Progressive's review and approval a listing of the Punch List Items that the Architect and Engineer believe Developer is obligated by the provisions of this Agreement to complete. Progressive shall advise Developer and the Architect and Engineer within 15 days after receipt of Architect's and Engineer's lists of Punch List Items of any additional Punch List Items which Progressive believes Developer is obligated by the provisions of this Agreement to complete. Any disagreements between Developer and Progressive regarding Punch List Items shall be resolved in accordance with Section 13. The term "Punch List Items" shall mean details of construction and mechanical and electrical adjustments which are minor in character and do not materially interfere with Progressive's use or enjoyment of the Project or designated portion thereof for its business operations, and may also include landscaping and other items which do not materially affect Progressive's use of the Project but which cannot be immediately completed because of weather.

         6. PROGRESS PAYMENTS. Payment to Developer of that portion of the Stipulated Sum included within the Professional Fees/Project Management category shall be disbursed: (i) 20% to Developer in the first monthly draw, and (ii) the balance in monthly progress payments on a percentage-of-completion basis, as hereinafter provided. Payment of that portion of the Stipulated Sum included within the Construction/Development Costs category shall be disbursed in monthly progress payments based on actual costs incurred by Developer, as hereinafter provided. No more than once each calendar month (which the parties expect in the ordinary course to be by the tenth day of the calendar month), Developer will submit to Progressive or its designee a requisition ("Requisition") for the percentage of the Project completed, with respect to payments toward the Professional Fees/Project Management portion of the Stipulated Sum, and for the actual costs incurred by Developer, with respect to payments toward the Construction/Development Costs portion of the Stipulated Sum, through the last day of the immediately preceding calendar month, less the aggregate of previous payments made by


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Progressive to Developer hereunder and less Retainage (as hereinafter defined).
Each Requisition will be in the form of AIA Document G702/703 and will be based on the Schedule of Values. Each Requisition shall be approved in writing by Developer confirming that the portion of the Work for which payment is requested has been completed. Each Requisition shall further include a certification by the Developer that the Developer has paid the Architect and Engineer, the Contractor and design professionals retained by Developer for all work performed by such parties for which Developer has received payment under previous Requisitions, and by the Contractor and major subcontractors that all of their respective subcontractors have been paid for all work performed by such subcontractors for which the Contractor has received payment under previous Requisitions. Within 20 days after the receipt of each approved Requisition, Progressive shall, unless Progressive and Developer otherwise agree, pay the full amount requested to Developer to disburse in accordance with the Requisition. In the case of a dispute, Developer and Progressive shall agree on the disputed value which shall be deducted from the payment while dispute resolution in Paragraph 13 is implemented. Progressive understands and acknowledges that prompt payment of all approved Requisitions is a critical component in Developer's ability to complete the Project within the time frame required and if any Requisition is not paid to Developer in full or as otherwise set forth in the Requisition, within 20 days after its due date, interest shall accrue (and be immediately due) on the unpaid amounts at the rate of 10% per annum until paid. As used herein, "Retainage" shall mean an amount equal to 10% of construction hard costs (but not of design or soft costs for which there shall be no retainage) until the Work is 50% completed, and zero percent (0%) of the final 50% of the Work, which Retainage balance shall be released/disbursed to Developer upon Final Completion of the Work.

         7.  STIPULATED SUM.

                  (a) Progressive shall pay to Developer in consideration for Developer's performance of the Work, an agreed upon stipulated sum (the "Stipulated Sum"). The Stipulated Sum shall be divided into two categories, the first category sometimes referred to herein as the "Professional Fee/Project Management" category and the second category sometimes referred to as the "Construction/Development Costs" category. The Stipulated Sum shall be established in coordination with the preparation and approval of the Scope Documents. Upon approval of the Scope Documents by Progressive, Developer shall submit to Progressive the total amount of the "Stipulated Sum" to be paid Developer for the work hereunder. Progressive shall have ten business days after receipt of Developer's notice of the Stipulated Sum to object to such amount. If Progressive timely objects, Developer and Progressive shall negotiate in good faith to resolve any disagreement and confirm the Stipulated Sum. If Developer and Progressive are not able to reach agreement on the Stipulated Sum on or before November 18, 1999, either party may terminate this Agreement by written notice to the other given on or after November 19, 1999 and prior to reaching agreement on the Stipulated Sum; provided that Progressive reimburses Developer for out-of-pocket third party expenses incurred by Developer and pays to Developer the termination fee as required under Section 37. Upon establishment of the Stipulated Sum, the parties shall


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         execute the supplement to this Agreement in substantially the form as that attached hereto as EXHIBIT B-1, establishing the Scope Documents and Stipulated Sum agreed to by the parties. If Progressive fails to give Developer written notice of disapproval of the Stipulated Sum within ten days after receipt of Developer's notice thereof, Progressive shall be deemed to have approved the same.

                  (b) Once established, the Stipulated Sum, subject to adjustment by approved Change Orders constitutes Developer's complete compensation for the Work and, without limitation, includes compensation for all (i) design, construction and development services rendered by Developer, the Architect, the Engineer, the Contractor and all other subcontractors and design and engineering professionals used by Developer, Architect, Engineer and/or Contractor pursuant to this Agreement; (ii) expenses of Developer, the Architect, the Engineer, the Contractor and all other subcontractors and design and engineering professionals used by Developer, Architect, Engineer and/or Contractor including, without limitation, the cost of all equipment, taxes, royalties, insurance premiums, and permits; (iii) fees earned by Developer, the Architect, the Engineer, the Contractor and all other subcontractors and design and engineering professionals used by Developer, Architect, Engineer and/or Contractor with respect to the design, construction and development services rendered pursuant to this Agreement; and (iv) all legal and other fees and expenses incurred by or on behalf of Developer.

                  (c) The Stipulated Sum shall be broken into two categories, one category for professional fees and the second category for all other construction and development costs included within the scope of the Work ("Construction/Development Costs"). Within 45 days after the Final Completion Date, Developer shall submit to Progressive documentation detailing the total actual costs incurred by the Developer in completing the Work included within the Construction/Development Cost category of the Stipulated Sum. If such final accounting indicates that the total actual costs for that portion of the Work included within the Construction/Development Cost category is less than the portion of the Stipulated Sum established by the parties hereunder, Progressive shall pay Developer one-half of such savings within 20 days after receipt of Developer's statement and Progressive shall be deemed to have received a credit against the Stipulated Sum otherwise due from Progressive to Developer hereunder in an amount equal to the balance of such savings. If the actual costs of completing that portion of the Work included within the Construction/Development Cost category of the Stipulated Sum is greater than the amount of the Stipulated Sum for such category, Developer shall be solely responsible for such excess costs. Any decrease in the Stipulated Sum due to a Change Order modifying the scope of the Work shall accrue 100% to the benefit of Progressive. Progressive shall have the right to audit Developer's and Contractor's books and records to verify actual costs incurred by Developer and Contractor for all Work included within the Construction/Development Cost category of the Stipulated Sum; and Developer and Contractor shall make their


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         books and records available to Progressive and its accountants and agents during regular business hours.

         8.  INSURANCE.

                  (a) Developer shall maintain until final completion or, as the case may be, shall be responsible for ensuring that Contractor maintain, as part of the Project and at no additional expense to Progressive, the insurance set forth in clause (b) below. The Developer shall also be responsible for the filing and settling of claims and liaison with insurance adjusters. The Developer shall send a copy of all policies to Progressive, which shall be deemed to have approved of such policies unless, within 30 days after receipt thereof, it shall by notice in writing advise the Developer to the contrary.

                  (b) The Contractor shall maintain worker's compensation insurance, commercial general liability insurance (on an occurrence basis), automobile liability insurance and umbrella liability insurance with companies reasonably satisfactory to Progressive. The general liability policy shall be for a combined single limit for personal injury and property damage of not less than $2,000,000, and shall provide coverage, at a minimum, for (i) broad form contractual liability; (ii) products liability and completed operations; and (iii) broad form property damage coverage. The automobile liability policy shall be written for a combined single limit for bodily injury and property damage of not less than $1,000,000. The umbrella liability policy shall be for a maximum single limit of $20,000,000 for supplementing the comprehensive general liability policy and automobile liability policy. In the case of worker's compensation coverage, insurance shall be in amount statutorily required. The comprehensive general liability automobile liability and umbrella liability insurance policies shall name Progressive, Developer and any mortgagee of the Property ("Lender") as additional insureds. The foregoing insurance coverage shall be at the expense of Developer. The Contractor policies shall be maintained throughout the Project duration, shall include a Waiver of Subrogation, shall provide that such policy may not be cancelled or reduced in coverage without thirty days notice and shall have deductable levels of not more than: Worker's Compensation $250,000; Commercial General Liability %150,000; and automibile liability policy $0 (zero dollars).

                  (c) Progressive shall also procure and maintain a builder's risk insurance policy on an "all risk" 100% replacement cost basis and shall name Developer and Contractor, as additional insureds.

         9. ARCHITECT, ENGINEER AND OTHER PROFESSIONALS. Developer represents that the design agreements (the "Design Agreements") with Architect, Engineer and other professionals retained by Developer and/or Contractor for the Work shall, without limitation, contain the following:

                  (a) The Architect and Engineer shall be required to carry errors and omissions insurance, on an occurrence basis, in an amount not less than $2,000,000, and such other professionals shall be required to carry errors and omissions insurance in amounts reasonably acceptable to Developer and to Progressive. All such professionals shall be required to indemnify Progressive against errors and omissions including patent infringement; and

                  (b) The rights to use the Plans and other related documents prepared in connection with the Work are and shall remain under the control of Progressive and may not be used by others without Progressive's consent (except that Developer and its agents may use such Plans and related documents only in connection with their performance of this Agreement). Such professionals shall be required to deliver to Progressive copies, including reproducible copies and computer diskettes, of the Plans and other related documents for information and reference in connection with Progressive's use and occupancy of the Project. Further, the Plans and other related documents may be used by Developer and Progressive, in whole or in part, or in modified form, for completion and maintenance of the Project by others, without further employment of, or payment of any compensation to, Architect, Engineer and other design professionals, in which event, Developer and Progressive shall release such professionals from any responsibility for the conformance of the incomplete portions of the Project to the Plans and other related documents and shall indemnify such professionals against and hold them harmless from all claims arising from causes other than the negligence or fault of such professionals. In the event of the termination of this Agreement for whatever reason, Developer shall immediately return and deliver to Progressive all originals, copies and reproductions of the Plans and other related documents then in the possession or control of Developer, Architect, Engineer and such other professionals retained by Developer.

         10. PAYMENT AND PERFORMANCE BONDS. Developer shall, at its own cost and expense, procure payment and performance bonds for (i) each subcontractor or materialman, irrespective of contract value, involved with the Building envelope (exterior or roof) and (ii) at Developer's discretion, each subcontractor or materialman whose contract for the Project exceeds $100,000 in the aggregate. Progressive shall be a co-obligee with respect to such bonds.

         11. DELAY DAMAGES. If the Substantial Completion Date does not occur on or before the Delivery Date, as such date may be extended by reason of Change Order, Force Majeure, or Progressive Delay, then Developer shall pay to Progressive, as liquidated damages for each business day of such delay, the Per Diem Delay Damage Amount from the Delivery Date until the Substantial Completion Date ("Delay Damages"). The "Per Diem Delay Damage Amount" shall be $3,000.00.

         12. TERMINATION OF AGREEMENT. If Developer defaults or fails or neglects to carry out its Work in accordance with the Contract Documents, Progressive may give written notice that Progressive intends to terminate this Agreement, which notice shall contain a reasonably detailed explanation of the reasons for the proposed termination. Developer shall correct the defaults, failure or neglect within 10 days after being given such notice; provided, however, if (i) the nature of such defaults, failure or neglect is such that they are not reasonably capable of being corrected within such 10 day period and (ii) Developer notifies Progressive of a reasonable alternative period reasonably acceptable to Progressive within fifteen days of receipt of such notice, Developer shall be allowed such reasonable alternative period to correct the defaults, failure or neglect so long as Developer promptly commences and diligently pursues such corrections to completion. If Developer fails to make such corrections within the 30 day period or fails to commence and diligently pursue to completion such corrections within the alternative period, then Progressive may, at its sole discretion and without prejudice to any other remedy, (x) make good such deficiencies and cause the deduction of the cost thereof from the payment due Developer or (y) with fifteen days notice, terminate the employment of Developer and take possession of the site and of all materials, equipment, tools and construction equipment and machinery thereon owned by Developer and, if Progressive so chooses, finish the Work by whatever method Progressive may deem expedient. If the expense of finishing the Work exceeds the unpaid balance of the Stipulated Sum, Developer shall pay the difference to Progressive on demand.

         Upon termination hereunder, those contracts for the design and/or construction of the Work designated by Progressive shall be assigned to Progressive for Progressive to use at Progressive's option to complete the Work. Progressive's remedies set forth hereunder are not exclusive, and Progressive has the right to pursue any other right or remedy available to it at law or in equity.

         13. DISPUTE RESOLUTION. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this
Section 13, which shall be the sole and exclusive procedure for the resolution of any such dispute.

                  (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by direct negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen
         (15) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after the delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

                  (b) If the dispute has not been resolved by negotiation within 45 days of the disputing party's notice, or if the parties fail to meet within 20 days, the parties shall endeavor to settle the dispute by mediation using a mediator and mediation mutually agreeable to the parties. In the event that the parties are unable or unwilling to agree on a mediator or the mediation procedure to employ, then the parties shall endeavor to settle the dispute by mediation under the then current American Arbitration Association Commercial Mediation Rules. The cost of the mediator's services incurred in conjunction with any mediation conducted under this Section 13 shall be shared equally by the parties.

                  (c) If the dispute has not been resolved by non-binding means as provided herein within 90 days of the initiation of such procedure, either party may initiate litigation upon 10 days written notice to the other party; provided, however, that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate litigation before the expiration of the above period.

                  (d) All applicable statutes of limitation and defenses upon the passage of time shall be tolled while the procedures specified in this Section 13 are pending. The parties will take such action, if any, required to effectuate such tolling.

                  (e) Each party is required to continue to perform its obligations under this contract pending final resolution of any dispute arising out of or related to this Agreement, unless to do so would be impossible or impracticable under the circumstances.

                  (f) If Progress Payment (Paragraph 6) has been reduced due to Progressive action, the amount deducted shall accrue interest as stated in Paragraph 32 if it is determined in the Dispute Resolution that the deduction from payment was not justified.

         14.  WARRANTIES.

                  (a) Developer warrants and represents to Progressive that the Work (i) will be completed in accordance with the Contract Documents,
         (ii) will comply with all applicable covenants and restrictions and all applicable governmental codes, rules and regulations in effect at the execution of this Agreement, (iii) will be new (except for those portions of any existing improvements located upon the Property which are to remain as a part of the Project under the Plans), and (iv) will be free of all liens, claims and encumbrances consistent with the provisions of Section 15, hereof. In addition, Developer (i) shall obtain from the roofing manufacturer an industry standard 20 year warranty against roof leakage due to defective materials , (ii) shall obtain from the roofing subcontractor a one year warranty against roof leakage due to defective workmanship and (iii) shall use commercially reasonable efforts to obtain extended warranties relating to major equipment included in the construction of the Project or the Work provided under any construction and/or supply contracts now or hereafter entered into by Developer or Contractor for construction of the Project and the Work.

                  (b) Developer hereby guaranties to Progressive that all Work for the Project will be in conformance with the Contract Documents free from defects in workmanship and materials for a period of one year after Substantial Completion Date.

                  (c) In the event that the Work or any portion thereof is found defective or not in accordance with the Contract Documents within the one year time period set forth in Section 14(b), Developer shall correct it or cause it to be corrected promptly after written notice from Progressive to do so. Developer shall not have any liability for any claimed breach of the above guarantee unless Progressive gives Developer written notice of breach of such guarantee, specifying the nature of the breach, within one year after the Substantial Completion Date.

                  (d) On the first anniversary of the date following the Substantial Completion Date, Developer shall assign, and cause Contractor to assign, to Progressive the nonexclusive right along with Developer and Contractor to enforce, at Progressive's cost, if Progressive elects to pursue such enforcement, any and all warranties which Developer or Contractor may have relating to construction of the Project or the Work provided under any construction and/or supply contracts now or hereafter entered into by Developer or Contractor for construction of the Project and the Work. After such assignment, Progressive shall have the right, at Progressive's cost, to pursue any such claims in the name of Developer or Contractor. In such event, Developer and Contractor, at their sole cost, shall cooperate with Progressive in connection therewith; provided, however, that Developer and Contractor shall not be obligated to incur third-party costs.

                  (e) Except as specifically set forth above, Developer makes no warranty or representation to Progressive as to the condition and/or suitability of the Project and Progressive waives and releases Developer from any other claim or cause of action Progressive may now or hereafter have or claim to have against Developer for or on account of the construction or condition of the Project, excepting only claims against Developer for (i) fraud or willful misconduct, (ii) Delay Damages, and/or (iii) failure to complete the Work in accordance with the Contract Documents and the terms of this Agreement.

         15.  LIEN REMOVAL.

                  (a) If, at any time, there is any lien or claim of any kind whatsoever filed against the Project by Contractor, a subcontractor, Architect, Engineer or other design professional or anyone claiming under or through Developer, Contractor, a subcontractor, Architect, Engineer or other design professional for work performed or materials, supplies or equipment furnished in connection with the Work, Developer shall, within 60 days, or such shorter period as is required by any loan secured by the Project, after the filing of same, cause such lien or encumbrance to be canceled and discharged of record by payment, bonding or otherwise, at Developer's sole cost and expense, and at no cost to Progressive.

                  (b) If any lien or other encumbrance required to be removed at Developer's sole cost and expense pursuant to subsections 15(a), hereof, is not canceled and discharged of record as aforesaid, Progressive shall have the right to take such action as Progressive shall deem appropriate (which shall include the right to cause such lien or other encumbrance to be canceled and discharged of record), and in such event, all costs and expenses incurred by Progressive in connection therewith (including, without limitation, premiums for any bond furnished in connection therewith, and reasonable attorneys' fees, court costs and disbursements), together with interest thereon at the rate set forth in Section 32 hereof, shall be paid by Developer to Progressive, as applicable, on demand, or at the option of Progressive, as applicable, deducted from any payment then due or thereafter becoming due to Developer in accordance with provisions of this Agreement; and such deducted amount to be paid to Progressive.

         16. PROGRESSIVE DELAY. For purposes hereof, a Progressive Delay shall mean delays or hindrances in the Work caused by the acts or omissions of Progressive in its performance of its obligations under this Agreement for the Project, or its failure to respond and give approvals and/or disapprovals within 10 business days after Progressive's Authorized Representative has acknowledged receipt of submittal. In the event of a Progressive Delay, Developer shall seek to minimize the period of delay or hindrance by means which include, without limitation, seeking alternate sources of labor or materials or acceleration of the Work. If in seeking to minimize the period of delay or hindrance added costs would be incurred, Developer shall have no obligation to act unless Progressive executes a Change Order to cover such added costs. If Developer wishes to make a claim for an extension of the Delivery Date and Final Completion Date or increase in the Stipulated Sum by reason of a Progressive Delay, Developer shall give prompt notice to Progressive of such claim.

         17. FORCE MAJEURE. For purposes hereof, a Force Majeure shall mean delays or hindrances in the Work caused by (i) acts of God; (ii) strikes, labor disputes, labor shortages or material shortages (for reasons outside of Developer's reasonable control using Developer's professional expertise and good faith diligent efforts); (iii) blackouts; (iv) acts of public enemy; (v) orders of any kind of the government of the United States or of the State of Ohio or any department, agency, political subdivision or official of either of them, or any civil or military authority; (vi) riots; (vii) epidemics disabling the labor force; (viii) landslides; (ix) earthquakes affecting the Project; (x) fires;
(xi) hurricanes and/or tornadoes; (xii) adverse weather conditions (i.e., the number of days in excess of the normal weather [rain or snow days] as defined for a 30 day period by the National Weather Bureau for the Cleveland, Ohio metropolitan area); (xiii) floods; (xiv) partial or entire failure of public utilities affecting the Project; (xv) delays associated with the existence, removal or remediation of any Regulated

Substance (as defined below); (xvi) delay in obtaining any necessary or required building permits, licenses and approvals (for reasons outside of Developer's reasonable control using Developer's professional expertise and good faith diligent efforts); (xvii) delays due to unforeseen soil or other underground conditions; or (xviii) any other similar cause or event beyond Developer's control. Developer shall give notice to Progressive of the occurrence of any event of Force Majeure that may give rise to a claim for an extension of the Delivery Date and Final Completion Date or adjustment to the Stipulated Sum as soon as reasonably possible after the discovery by Developer of such Force Majeure event. Developer shall thereafter use all reasonable diligence in attempting to overcome or lessen the impact of such Force Majeure event and shall keep Progressive reasonably informed of Developer's progress in mitigating the effects of any such Force Majeure event. Developer shall cooperate with Progressive, and allow Progressive to participate in attempting, to resolve or mitigate any such Force Majeure event, but Progressive shall not have any obligation to do so.

         18. INDEMNIFICATION. Developer shall indemnify and hold Progressive harmless, to the extent permitted by law, from any and all third party claims or causes of action for loss, liability, damage or expense, including reasonable attorney's fees and disbursements, directly arising out of (i) the performance of the Work, including, but not limited to, any mechanics or construction liens arising as a result thereof, (ii) any failure of the Project or Work to comply with any applicable governmental laws, ordinances, rules and regulations in effect as of the Substantial Completion Date, (iii) any negligence of Developer, the Contractor or any subcontractor, (iv) any breach of Developer's warranties and representations under this Agreement, and (v) Developer's failure to comply with the performance of any of its other covenants or obligations under this Agreement; provided that such indemnity and hold harmless shall not apply to any loss, liability, damage or expense, including attorneys' fees, to the extent arising out of any negligent act or omission of Progressive or any officer, employee, agent, representative or contractor of Progressive.

         19. NON-DEVELOPER WORK. Any other work, installations, furniture, fixtures and equipment relating to the Project desired by Progressive, to the extent not included within the scope of the Work under the Plans shall be deemed to be "Non-Developer Work" and shall be performed by and at the sole cost of Progressive. Developer shall cooperate with and afford Progressive's separate contractors reasonable opportunity for introduction and storage of their materials and equipment in a reasonably safe and secure area for execution of their Non-Developer Work. All such materials and equipment shall be insured by Progressive or its contractors or subcontractors, and all risk of loss, liability and responsibility for such stored materials and equipment shall belong to Progressive or its contractors or subcontractors. Any and all such Non-Developer Work performed by or on behalf of Progressive shall be performed in such a manner so as to cause the least amount of interference with Developer's completion of the Work; and Developer shall have overall control of coordinating any such Non-Developer Work so as to insure that such Non-Developer Work does not hinder or delay completion of the Work.

         20. MAINTAIN PROJECT. Throughout the performance of the Work, Developer shall keep the Project free from accumulation of waste materials or rubbish caused by Developer's operations; it being expressly understood by the parties hereto that Progressive and its contractors shall be responsible for such obligation with respect to any Non-Developer Work. On or before the Final Completion Date, Developer shall remove from and about the Project Developer's tools, construction equipment, machinery, surplus materials, waste materials and rubbish and provide the Project in a clean state (i.e., relative to the Work).

         21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio. If any provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each provision of the Agreement shall be valid and enforceable to the fullest extent permitted by law.

         22. NOTICES. All notices and demands by any party to any other shall be given in writing and sent by a nationally recognized overnight courier or by United States certified mail, postage prepaid, return receipt requested, and addressed as follows:

         To Developer:   GP Ohio, L.L.C.
                         c/o Gilbane Properties, Inc.
                         7 Jackson Walkway
                         Providence, Rhode Island 02903
                         Attn.: Michael E. Culbert

         With a copy to: GP Ohio, L.L.C.
                         c/o Gilbane Properties, Inc.
                         7 Jackson Walkway
                         Providence, Rhode Island 02903
                         Attn.: Robert V. Gilbane

         With a copy to: Michael J. Dwyer
                         Godfrey & Kahn, S.C.
                         780 North Water Street
                         Milwaukee, Wisconsin 53202

         To Progressive: Progressive Casualty Insurance Company
                         300 North Commons Boulevard
                         Mayfield Village, OH 44143
                         Attention: Daniel Schluer

         With a copy to: Michael Uth
                         Assistant General Counsel
                         Progressive Casualty Insurance Company
                         6300 Wilson Mills Road

                         Mayfield Village, Ohio 44143

         Any party may, upon prior notice to the others, specify a different address for the giving of notice. Notices shall be effective one day after sending if sent by overnight courier or two days after sending if sent by certified mail, return receipt requested.

         23. PROGRESSIVE'S AUTHORIZED REPRESENTATIVE/CONSULTANT. Progressive designates Daniel Schluer as a "Progressive's Authorized Representative", and anyone else whom, with prior notice to Developer, Progressive may designate as a Progressive's Authorized Representative. Any Progressive's Authorized Representative shall have the authority to act individually or jointly with any other Progressive Authorized Representative to approve in writing all plans, drawings, specifications, Change Orders, charges and approvals to this Agreement on behalf of Progressive. Progressive's Authorized Representative shall inform Developer of any errors, omissions, defects, deficiencies or other problems that such Progressive's Authorized Representative believes may exist in order to assist Developer in rectifying same, but this undertaking shall not in any way affect the obligations and responsibilities of Developer under this Agreement. Developer shall keep Progressive's Authorized Representative informed as to the progress of the Work, shall provide Progressive's Authorized Representative with copies of the Project Monthly Report and updates or refinements to the Project Schedule and keep Progressive's Authorized Representative reasonably informed of upcoming key milestone events in the Project Schedule.

         24. SUCCESSORS AND ASSIGNS. Except as expressly otherwise provided, all of the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned without the prior written consent of all parties to this Agreement, which consent shall not unreasonably be withheld except that Progressive may assign this Agreement or delegate any of its rights or obligation hereunder to any of its affiliates upon notice to Developer; provided that Progressive shall remain liable for the full performance of all of its obligations under this Agreement.

         25. REGULATED SUBSTANCES. As used herein, the term "Regulated Substance" shall mean and include any, each and all substances or materials now or hereafter regulated pursuant to any Environmental Laws, including, but not limited to, any such substance or material now or hereafter defined as or deemed to be a "Regulated Substance", "Pesticide", "Hazardous Substance" or "Hazardous Waste" or included in any similar or like classification or categorization thereunder. As used herein, the term "Environmental Laws" shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances and Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and all applicable state and local environmental laws, ordinances, rules, requirements, and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted and any and all other federal, state or local laws, ordinances, rules, requirements, and regulations, now or hereafter existing, relating to the preservation of the environment or the regulation or control of petroleum products, toxic or hazardous substances or materials or other environment threatening substances or materials. Developer shall not bring unto the Project site (or allow to be brought onto the Project site) any Regulated Substance, except such materials as are routinely used in connection with construction and then only in accordance with appropriate guidelines, standards, and practices in the industry. Developer shall advise Progressive immediately if Developer becomes aware of Regulated Substances on or near the Project site.

         26. TIME OF THE ESSENCE. Time shall be of the essence with respect to this Agreement and of every provision hereof.

         27. INDEPENDENT CONTRACTOR. It is expressly understood and agreed by the parties hereto that Developer, in performing its obligations under the Contract Documents, shall be deemed an independent contractor and not an agent, employee or partner of Progressive.

         28. NO WAIVER. The failure of Progressive to insist upon the strict performance of any provisions of the Contract Documents, the failure of Progressive to exercise any right, option or remedy hereby reserved, or the existence of any course of performance hereunder shall not be construed as a waiver of any provision hereof or of any such right, option or remedy or as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Progressive of any act by Developer requiring Progressive's consent or approval shall not be construed to waive or render unnecessary the requirement for Progressive's consent or approval of any subsequent similar act by Developer. Progressive's approval of payment of any amount due hereunder with knowledge of a breach of any provision or requirement of the Contract Documents shall not be deemed a waiver of such breach. No provision of the Contract Documents shall be deemed to have been waived unless such waiver shall be in writing signed by the party to be charged.

         29. SEVERABILITY. If any term or provision of this Agreement shall be determined to be invalid or unenforceable in any respect, it shall be replaced with a substantially similar provision to the greatest extent possible and the Agreement shall remain in full force and effect.

         30. COOPERATION. The parties agree to cooperate to achieve the objectives of this Agreement and to use reasonable and good faith efforts to resolve all disputes and disagreements that may arise hereunder.

         31. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but both of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         32. INTEREST. Any amount due hereunder which is not paid when due shall bear interest at an annual rate equal to the greater of (i) 1% per annum in excess of the Prime Rate or (ii) 10% per annum (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any default by any party under this Agreement. "Prime Rate" means the highest base rate on corporate loans posted by at least 75% of the 30 largest banks in the United States as published from time to time by THE WALL STREET JOURNAL.

         33. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Developer and Progressive concerning the Property and the development of the Project thereon and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Agreement shall be binding upon Developer or Progressive unless reduced to writing and signed by each party.

         34. INTENTIONALLY LEFT BLANK.

         35. TERMINATION. Except for Developer's obligation under Section 14,
Section 15 and Section 18, and except for any liability for Delay Damages under
Section 11, Developer's obligations and liability under this Agreement shall expire following the occurrence of the Final Completion Date and the assignment of any documents to be assigned upon final completion (i.e. assignment of warranties). This Section 35 shall in no way lessen or otherwise affect the liability the Architect, Engineer and other design professionals may have with respect to the Project.

         36. FACSIMILE SIGNATURES. Either party hereto may execute this Agreement by facsimile signature which facsimile signature shall be deemed to be an original signature.

         37. CONTINGENCY. Notwithstanding anything contained in this Agreement to the contrary, Developer's and Progressive's obligations under this Agreement shall be contingent upon (a) Developer obtaining government approvals, permits and licenses necessary or required for the start of construction of the Project, and (b) Progressive and Developer agreeing on the Scope Documents and Stipulated Sum as contemplated under Sections 2(b) and 7(a). Upon satisfaction of contingencies (a) and (b), prior to commencement of construction of the Project, Developer shall notify Progressive of Developer's intent to commence construction of the Project and Progressive shall have 3 days after receipt of any such notice to give notice of termination of this Agreement; the failure of Progressive timely to terminate upon receipt of such notice shall be deemed a waiver of Progressive's right to terminate this Agreement under this Section 37. In addition, if such contingencies have not been satisfied or waived on or before November 18, 1999, Progressive and/or Developer shall have the right to terminate this Agreement effective as of November 19, 1999 by written notice to the other. In the event of termination under this Section 37, Progressive shall pay to Developer all out-of-pocket third party expenses incurred by Developer in design and pre-construction development activities together with a termination fee in the amount set forth on EXHIBIT D for the applicable date of termination to compensate Developer for its labor and efforts hereunder through the date of termination.

         38. NOTICE OF COMMENCEMENT. Developer acknowledges that it has received a copy of the Notice of Commencement attached hereto as EXHIBIT F and that at all times following the date Work commences, Developer will keep a copy of such Notice of Commencement posted in a conspicuous place on the Project site.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first above written.

                                 (Developer)

                                 GP Ohio, L.L.C.

                                 By:  Gilbane Properties,  Inc., Managing Member

                                      By: /s/  Edward T. Broderick
                                          --------------------------------------
                                          Title:  Vice President

                                 (Progressive)

                                 Progressive Casualty Insurance Company

                                 By: /s/  Daniel E. Schluer
                                     -------------------------------------------
                                     TITLE:  Senior Real Estate Project Manager

                                    EXHIBIT A
                                    ---------

                            Property Depiction/Survey



(Property Depiction/Survey)

                                    EXHIBIT B
                                    ---------

                           Preliminary Scope Documents

                                               Development Agreement - Exhibit B
                                                        Exhibit B-1 - Schedule A

                     PROGRESSIVE CASUALTY INSURANCE COMPANY

                 Building Description and Outline Specification
                 ----------------------------------------------
                                October 29, 1999

This section outlines the design specifications, which have been developed for Progressive's requirements.


I. GENERAL PROJECT OVERVIEW

Project Description
-------------------

Progressive intends to develop a state-of-the-art Data/Information Systems Center in suburban Mayfield Village, Ohio. The project will be master planned to accommodate growth.

The Phase I project is designed to house the data center for Progressive's primary computer and processing equipment. The Phase I building will be approximately 80,000 square feet comprised of the following space:

        37,600 sf  Data Processing Area
        25,000 sf  Mechanical Room/Utility & Support Area
         2,400 sf  Loading
        11,550 sf  Office/Support Area
         3,450 sf  Core Area
        -------
        80,000 sf  Total Area *

* A generator building of approximately 6,000 -square-feet will be provided

The design criteria for the mechanical and electrical systems will be as follows:

-        Uninterruptible Power Supply       = 2N+2
-        Generators                         = 2N
-        Chilled Water Plant                = 2N
-        Make-up Water                      = 2N
-        Fire Protection                    = N
-        Electrical Distribution            = 2N
-        Chilled Water Distribution         = 1.5N
-        Other                              = N

The above design criteria is based on the final system configuration with all future equipment installed.

The building shall be designed to accommodate state-of-the-art systems with the intent of expanding to meet long-term data processing requirements. The building utility infrastructure will enable building operation to be independent of local utilities during an outage for approximately three days for on-site fuel and one day for water storage. For the office/support area design and planning will incorporate relevant office building technology and also provide an infrastructure for long-term future growth and ongoing facility change.

Building Concept
----------------

The exterior building appearance in both design and finish shall be responsive to surrounding topography and the corporate image/culture the Company intends to portray. The building will be broken into four (4) principal elements: the data processing area; office/support areas; the entrance/ core lobby area, and; the mechanical/electrical and utility service area. These building elements will be focused in a single-story building where the facade will be concrete panels with minimum window openings. The main lobby will be a focal point of the building and act as a central security/control point. The finishes planned for the main entrance are ceramic tile with a walk off mat insert in the vestibules. The lobby will have a pass-through counter/window separating Lobby and adjacent Security Room. A separate generator building will be provided.

Add alternates shall be obtained from all major equipment suppliers and subcontractors for future equipment attic stock and extended equipment maintenance/warranties. These alternatives will be presented to Progressive during project implementation for approval/funding or rejection.


Bay Size
--------

Shall be approximately 30'x 40'; with mechanical and electrical plant bays being approximately 30' x 50'.

Building Module
---------------

 24" x 48" shall be incorporated

Floor Configuration
-------------------

General
-------

- Floor size is approximately 80,000 square feet for a single-story configuration

        General building area Phase I building:

        Data processing             37,600

        Mech/Elec. & support        25,000

        Loading                      2,400

        Office/Support              11,550

        CORE AREA                    3,450
        ----------------------------------
        Total                       80,000 SF

- In addition an independent generator building of approximately 6,000 SF will be constructed as shown on the site plan.

- All slabs shall be designed to accommodate a 2' x 2' raised floor system, 48" high, designed for a uniform load of 300 lbs. and a concentrated load of 1,250 lbs). Raised floor shall be installed in accordance with the attached approved Schematic Floor Plan.


Codes/Standards/Requirements
----------------------------

All design and construction shall be in accordance with applicable local, state, federal codes and standards, ADA, Progressive and their underwriters' requirements as identified herein. In the event of a conflict between the applicable codes or standards, the more stringent shall prevail.


Loading
-------


Loading/Receiving
-----------------


- Two four foot (4') high docks shall be provided with appropriate bumpers, seals, lighting and air pillow levelers. Loading dock area shall be enclosed and a secured and heated receiving area shall be provided. Overhead doors shall be motorized and interior walls shall be painted white.


Geotechnical
------------

Geotechnical report will be prepared for the site. Building and site shall be designed accordingly utilizing an appropriate foundation system. Spread footing design has been assumed for this proposal.

Environmental
-------------

A Phase I environmental survey has been completed by Progressive and no environmental problems were noted as a result thereof.


II. SITEWORK

Site Plan - See attached approved Schematic Plan
---------

Site Utilities

- All required utilities shall be extended underground from points indicated on Bialosky Partners Drawings M400 and #100A, both dated October 5, 1999, Bulletin #67 , to the building with adequate capabilities to meet the project requirements as described herein. All utility work beyond limits of Work shall be by others.

- Required communication service will be identified and coordinated by Progressive. Base building will provide Main Distribution Frame Room and access via conduit. The conduit will be provided to points as shown on the above referenced plans.

- Domestic water will be supplied from the Campus Water Distribution System to the building and on-site storage tank.

- Fire protection water will be supplied from the Campus Water Distribution System to the building and on-site storage tank.

- Site storm drainage and exterior gutter drains shall be piped underground and discharged into appropriate storm drainage system, as provided by Progressive to a point approximately 30 feet outside building and shown on Exhibit A. Sheet draining of parking lot to catch basins and/or swells in non-paved areas may be incorporated prior to runoff entering underground piping system.

- Separate waste and sanitary lines will be extended from the building and converge at the sanitary man-hole located outside of the building.

- Two primary electric services shall be provided at Progressive's cost. Conduit to a match point shown on Exhibit A (30' from building) will be provided. An allowance of $20,000 is provided for the two primary feeder cables from Central Chilled Water Plant to project transformers.


Roads and Driveways
-------------------

- Paving sections shall conform to final civil geotechnical recommendations.

- Heavy duty paving section shall be provided for truck access.

- Fire access shall be provided around building as required by code.

- Concrete curbs shall be provided at all site and building entrances.


Parking
-------

A minimum of 60 parking spaces (other parking spaces will be provided on-site by Progressive, if needed) will be provided for the project. Security with regards to vehicle access and visitor parking will be a site plan consideration.

Parking Stalls - Minimum 9' width striped stalls
--------------

- Visitor and service parking areas shall be provided as appropriate.


Lighting
--------

- Metal halide lamps on poles (match existing) achieving between one-half and one foot candles and laid out to match existing.


Landscaping
-----------

- Will be consistent with surrounding area and integrated with final site master plan creating a corporate campus environment. All work included in Landscape Allowance of $25,000.

Access, Security - $50,000 Allowance
------------------------------------

- The building shall be equipped with an electronic surveillance system to monitor areas of the building interior and exterior (cameras shall be provided in appropriate location).

- A card access system with programmable levels of security shall be provided at exterior doors and raised floor perimeter. The base system will be expandable to permit future monitoring of systems and be an extension of the existing campus system.

-    System shall be CardKey.

- Base building shall include rough-in for fifteen cameras on/or within the building and contacts at all exterior doors. Three (3) electronic strikes shall be provided at exterior doors. All other security cost provided in Security System Allowance of $50,000.




Signage
-------

- Signage shall meet applicable Code and ADA requirements (signage allowance of $20,000 has been included).

Loading Area
------------

-    Security: surveillance camera (see Security Section).

-    Finishes: Sealed exposed concrete floor.

- Eight foot chain link fence and access/security gates to be provided via Fencing Allowance of $20,000.


III.   STRUCTURAL

Design Loads - Floors
---------------------

Structural floor systems shall be designed with the minimum live loads, including partitions:

-    Dock Areas: 200 psf

-    All Other Areas: 150 psf, including partitions.


Structural System
-----------------

- The structural system will be designed to meet load requirements and applicable codes.

Foundations
-----------

- Foundations shall be designed and constructed with proper consideration given to soil, rock and ground water conditions of the site.

- Final foundation design (assumed to be a spread footer) shall be consistent with geotechnical and structural engineers' recommendations. All concrete shall have a minimum 28-day compressive strength of 3,000 psi. Slab on grade floors shall be consistent with design loads described above.

IV. EXTERIOR WALL

Combination of cast concrete and punched windows.

System Performance Criteria
---------------------------

- Wind Loads: Minimum as required by code or higher as recommended by structural engineer.

-    Thermal Values: As required by Ohio Code.

-    Walls/Spandrels: Minimum to be selected by architect.

-    Glass: Insulated double pane.

- Water infiltration: no uncontrolled leakage inboard of system (as designed by system performance criteria.)

-    Fire protection: as required by code.

- A vapor barrier system will be incorporate to permit elevated humidity levels (50%RH) during the winter.


V.  ROOFING

Roofing materials shall comply with all applicable codes.

Roofing System Criteria
-----------------------

-    The system shall be a three-ply modified Bitumen roofing system.

-    Warranty: Twenty years from the system manufacturer.

-    The roof will be pitched at a slope of .25" per 12".

- Insulation: Polyisocianurate at a thickness required complying with Ohio Energy Code. (Minimum R20).

-    Insulation mechanically fastened to meet FM 1-90.

- Pavers: Pavers are not being provided since roof mounted equipment is minimal.

-    All roof drainage will be outside the data processing building.


VI. PUBLIC AREAS

The design and selection of finish materials for public areas should be appropriate for Progressive's corporate image. Durability and ease of maintenance be considered in the selection of finishes.

Main Lobby
----------

- Lobby floors shall be a ceramic tile with walk off mat insert in the vestibule.

- A pass-through counter with glass window shall be provided between Security Room and entrance lobby.

-    Rough-in for a Lobby pay telephone shall be provided.

-    A building directory shall be incorporated into the lobby design.

- The ceiling shall be a flat painted dry-wall for perimeter with 2 x 2 tegular edge tile inserts. Lobby wall finishes shall be a combination of Type II wall covering and paint.





Toilets
-------

- Toilet areas shall be located as shown on floor plan and installation is to comply with code and ADA requirements.

-    Fixture count will conform to variance request and floor plan.

-    Ceilings shall be flat drywall tile with can downlight cove lighting.

-    At the wet wall, full height glazed ceramic tile.

-    At all other toilet room walls a serviceable vinyl wall covering.

-    Corian, or equal for lavatory countertops with under-counter sinks.

-    Toilet partitions shall be ceiling hung with baked enamel finish.

-    Toilets shall be wall-mounted.

-    Flooring shall be ceramic tile.

-    Provide floor drain in each toilet room.


BASE BUILDING FINISHES


Electrical/Telephone Closet/ Mechanical Room
--------------------------------------------

-    Ceiling - Exposed structure

-    Walls- Painted

-    Flooring - sealed concrete


Walls and Partitions
--------------------


CORE AREAS AND DEMISING WALLS

- 5/8" gypsum board on metal studs 16" on center, all joints and corners to be taped, bedded and ready for finishing. Erect from floor to underside of roof deck.

-    Insulation will be provided.

Toilet Rooms
------------

- 5/8" gypsum (water resistant) board on metal studs 16" on center. Erected from floor to structure with insulation blanket.


Doors
-----

Building Entries

- Front entrance doors shall be a part of the entry glazing system with automatic opening capabilities. Doors shall be aluminum storefront.


Other Exterior Doors

-        UL labeled hollow metal painted. Rated per code.


Core Area Doors

- 3'x 8' solid core stain grade wood doors equipped with hinges and standard hardware package. Doors and frames shall be rated where required by code. Kick plates shall be provided at all bathrooms.


Core Area Frames

-    Hollow metal frames painted to match adjacent wall surface.


Double Doors

- All double doors shall have 4' to 2' leafs. 4' leaf shall have a piano hinge or four hinges.

0

VII. MECHANICAL


Heating, Ventilating and Air Conditioning
-----------------------------------------

- Electrical centrifugal chillers shall be as manufactured by Carrier, Trane or York.

- Chiller efficiency shall be 0.6kw/ton for R134A or 0.55 kw/ton for R123 at full load conditions. Chillers shall be furnished with inverter-rated motors with variable frequency drives.

- Building envelope (base on ASHRAE standard 90.1) will have a wall U-factor of .082 and a roof U-factor of .053.

-    The inside/outside parameters (based on ASHRAE Fundamentals - 1997)

     -    Inside Temperature: 72 (degrees)F @ 50% RH

     -    Summer Design Temperature: 91(degrees)F db, 73(degrees)F wb

     -    Winter Design Temperature: 1 (degree)F db

- Initial installation shall include three 500 ton centrifugal chillers and space for one additional machine.

-    Commissioning of critical systems by H.F. Lenz shall be included.

- One year warranties for all equipment shall be included as part of the equipment purchase packages. Add alternates shall be provided for three or five years maintenance contracts on all critical equipment.

- Conditioning of computer room space shall be by chilled-water down-flow environmental control units (ECU), each equipped with manufacturer's standard humidification system. 34 units rated at 26 tons (total), each, shall be provided.

- Conditioning of occupied support areas shall by a central variable-air-volume air handling unit.

- Piping in Data Center Chilled Water Plant shall be furnished with colored PVC jacket for easy identification and durability.

- The data center shall be connected to the main Progressive chilled water plant to provide cooling equal to the critical load of 910 tons in the event that the data center's chiller plant is unable to satisfy the connected load. This shall be accomplished by tying into the existing chilled water plant's primary loop with a bridge and a `T to T' connection. The water will be pumped to two (2) plate-frame heat exchangers. The heat exchangers shall be piped in parallel with the data center's chillers to provide back-up/supplemental cooling to either of the 1,000-ton plants in the event of a failure.

-    Butterfly valves in the chilled water system shall be used.

- Outdoor air provisions shall be as follows; human occupied areas = 20 cfm/per person based on an occupancy of 80 plus an allowance for space pressurization.

-    Outdoor air shall be introduced through the central air handling unit.

- A Smoking area shall be provided outside main entrance. A 5' x 10' bus shelter with light and electric heat shall be provided.

- Cooling towers shall be induced draft units, one cell per chiller. Towers shall have stainless steel basins. Towers shall be equipped for winter operation. Cooling towers shall be equipped with variable frequency drives. Cooling towers will be designed at 95 FDB and 78 FWB outside air conditions.

- Chilled water and condenser water circulating pumps shall be provided. Only the secondary chilled water pumps will be equipped with variable frequency drives. The drives will be equipped with a bypass feature.


VIII. MONITORING SYSTEM

All work outlined in this Section shall be included in the Monitoring System Allowance. Allowance of $387,600 shall include cost of all work directly related to this Scope of Work (contractor/sub-contractor related costs).

A central automated direct digital control Building Monitoring System (BMS) shall be provided as described below.

The following functions should flow through the control points of the BMS by taking each system individually and addressing the control points:

-    Under raised floor monitoring

-    HVAC Control

-    Life Safety Interface (as required by code)

-    Space comfort level monitoring

-    Water detection system

-    Water supply systems (per code)

-    Electric power distribution

-    Other programmable controls

It is important that the BMS design be capable of expansion and have a proven track record of performance. System should include an additional view-only monitor to be located at the Reception/Security Desk.

HVAC Control
------------

- The BMS system shall be designed to be expandable and provide initially 500 pts.

- Start and stop designated equipment within the project. All controllable systems should have remote reset capabilities.

- The air handling unit should be controlled with not less than temperatures, stop/start, filter alarms and dampers.

- Space temperature and humidification level should be read one per air handler zone.



LIFE SAFETY (SEPARATE SYSTEM)

Life safety control measures which must be considered with the Building Management System's comprehensive plan include:

-    Remote control monitoring of fire and jockey pump.

-    Status reporting of fire protection systems controls.

-    Capability of printing hard copy in engineers office.



IX. PLUMBING

General
-------

- This section establishes the design criteria for all plumbing work to be executed in the proposed facility and supplements local, state and national codes and laws applicable to the work being undertaken.

- In case of conflict between any code, standard or this RFP requirement, the more stringent provision shall prevail.


Systems
-------

-    Domestic water supply system.

-    Sanitary fixtures.

-    Sanitary drainage and vent system.

-    Storm drainage system.

-    HVAC system drainage

-    Below raised floor drainage.


Plumbing
--------


Domestic Water Supply System

- Metered domestic service will be extended from the campus distribution system.

- On-site storage tank (132,000 gallons) will be provided for fire reserve, cooling system make-up and domestic water requirements.

-    Parallel back flow preventers will be provided. check valve.


Sanitary Fixtures

-    All fixtures are to be wall hung.

-    All fixtures are to be water saver type and utilize sensor controls.


Core Areas

-    One (1) men's and one (1) women's toilet rooms.

- One electric hot water heater. Fixture count to be based on attached drawings. A variance shall be obtained for reduced count.

- All toilet rooms shall be accessible to and usable by the physically disabled, as required by local code and the Americans With Disabilities Act
     (ADA).

-    Drinking fountains: Two (2) or per code.

-    One vending area/kitchenette for building with water and drainage.


Sanitary Drainage System

- Provide a complete sanitary drainage system for the fixtures, floor drains, etc.

-    Single system trap primer shall be utilized.

- Separate condensate and sanitary drainage systems will be placed below the slab. The systems will converge at the sanitary man-hole outside of the building. This is to protect the raised floor drainage system should the waste lines become blocked.


Storm Drainage

- Provide a complete system with gutters and downspouts and connect to the site drainage system. The design will avoid any penetrations through the data processing area.


X. FIRE PROTECTION


General
-------

- This section establishes the design criteria for the fire protection work to be executed at the proposed facility.

-    Provide an automatic cycling pre-action sprinkler system.

- Dry pendant, semi-recessed sprinkler heads will be provided in all areas with ceilings. Areas without ceilings will be equipped with up-turned sprinkler heads.

- Each sprinkler system shall have a water flow alarm, tamper switches and zone valves connected to a central annunciator panel.

- An underfloor water and smoke detection system throughout the entire raised floor area.

- All above raised floor computer equipment areas shall be protected with pre-action sprinkler system.

-    The generator fuel storage rooms will be protected by foam systems.

-    The generator room area will be protected by a dry sprinkler system.

- The fire protection system shall be supported by an electric fire pump. The fire pump shall operate from both a normal and emergency power source.



XI. ELECTRICAL


General
-------

This document establishes electrical design criteria for the proposed facility and shall be used to supplement local, state and national codes and laws which are applicable to the work being undertaken, and those laws dealing with environmental protection, occupational safety and health. In case of conflict, the more stringent requirement shall govern.

Standards for Materials
-----------------------

All materials shall be new and shall conform to the applicable standard or standards where such have been established for particular material in question. Publications and standards or the organizations listed below are applicable to materials specified herein:

-    Underwriters Laboratories, Inc. (UL)

-    National Electrical Manufacturers Association (NEMA)

-    Other general criteria:

-    All electrical motors shall be premium efficiency, inverter duty rated.

- All variable frequency drives shall be of the same manufacturer and model to minimize parts inventory.

_ All variable frequency drives shall be provided with RFI/EMI shielding, line inductors, bypasses and 2 spare circuit boards of each type used.

-    All circuit breakers 400 amps and larger shall be 100% rated.


Scope of Work
-------------

Furnish all material, labor, transportation, tools, equipment and supervision to completely install and leave ready for operation, complete electrical systems in accordance with this proposal.

- Main switchgear, paralleling gear, switchboards, panel boards, distribution boards, transformers, feeders and other equipment for the complete power distribution system.

-    Wiring, branch circuiting, conduit systems and devices.

-    Lighting system.

- Power wiring and connection for mechanical equipment furnished under other sections.

- Emergency power distribution system should support selected lighting fixtures at all paths of egress as required by applicable code.

-    Fire alarm system.

The Normal Power System consists of two in-coming services of 5,000 amperes, each. Each service will be fed from a separate transformer rated 3000 KVA, 3 phase, 4 wire, 60 hertz. Each transformer will be fed from a separate utility company primary feeder (provided by the power company).
EMERGENCY GENERATOR SYSTEM

- Initial installation shall include three, 2000 kw diesel generators with space for one additional unit .

-    The diesel generators shall be as manufactured by CAT or equal.

- The diesel generators shall be standby-duty units with critical mufflers, engine mounted radiators.

- Four 5,000 gallon fuel storage tanks shall be provided. The tanks shall be housed within above-grade, fire-rated vaults as part of the generator building.

-    These diesel generators shall furnish both critical and life safety loads.

UPS System
----------

- 4,500 kva UPS shall be provided in six 750 kva modules. Initially four modules, with associated battery strings, will be installed with space for two additional units and their batteries.

-    Battery capacity will be 8 minutes.

- PDU's will be furnished under the stated allowance. Progressive provided data will be used to size and configure the PDU arrangement.


Main Distribution Frame Room
----------------------------

- Provide four (4) sets of six (6) 4" incoming conduits stubbed 6" AFF in building main distribution frame room and extending beyond building site parameter wall underground to connect to conduits extending to utility access by others (see Exhibit A)

- Provide No. 16 galvanized iron "pull wire" or nylon zip string in each telephone conduit opening.

- Provide equipment backboards. Provide 4' x 8', 3/4" fireproof plywood sheets secured to wall around the interior of the room

- Provide one #1/0 copper ground wire for each backboard tied back to main switch gear ground.

-    The ceiling shall be exposed structure.

-    The finished floor shall be a sealed concrete.

-    The Room dimension shall be approximately 30' x 50'.


Fire Alarm System
-----------------

Provide a complete stand-alone fire alarm system to comply with Building Code, ADA, and all ordinances having jurisdiction over this project.

Fire alarm system shall be individually addressable multiplexed type and shall include, the following:

-    Main FACP and one annunciator panel.

-    Manual pull stations.

-    Horn/strobe devices.

- Smoke detectors in all mechanical equipment rooms, electrical rooms, telephone rooms and lobbies and below the raised floor area.

- Smoke detectors in supply and return ducts or each air handler system in outside air intake fans as required by code.

- Monitoring of all sprinkler system alarm valves, flow switches, tamper switches, etc. as required by code.

- System shall be compatible with existing systems on campus and communicate with the local fire department.

Lighting System
---------------

-    4' Utility Fluorescent - Mechanical and Electrical Equipment areas.

- 27 cell parabolic in all office/support areas providing 50 initial foot candles at 3' above an open finish floor.

- All computer raised floor areas and storage areas shall utilize acrylic prismatic lensed fixtures.

Lightning Protection
--------------------

- Provide and install a complete lightning protection system in compliance with NFPA No. 780. System shall be installed for a UL Master Label A.


Intermediate Distribution Frame Room
------------------------------------

-    The Intermediate Distribution Frame Room shall be approx. 8'x 10'.

-    The ceiling shall be exposed structure.

-    The finished floor shall be a static-free tile.

- Provide equipment backboards. Provide 4'x 8', 3/4" fireproof plywood sheets secured to wall around the interior of the room and painted white.

- Provide one #1/0 copper ground wire for each backboard tied back to main switch gear ground



XII. VERTICAL TRANSPORTATION

-        None Required

XIII. ALLOWANCES: ALL ALLOWANCES SHALL INCLUDE COST OF ALL WORK DIRECTLY RELATED TO THE SPECIFIC SCOPE OF WORK INCLUDING ALL EQUIPMENT CONTRACTOR/SUBCONTRACTOR COSTS.



        BMS/Monitoring System(s)                                    $387,600

        Fencing                                                     $ 20,000

        Commissioning by Independent Contractor                     $ 75,000

        Architectural Screening                                     $ 10,000

        Landscaping                                                 $ 25,000

        Appliance                                                   $  8,000

        Control Room Millwork                                       $ 15,000

        Compactor                                                   $ 40,000

        Bailer                                                      $ 15,000

        Attic Stock/Spare Parts - Equipment                         $ 30,000

        Signage                                                     $ 20,000

        Modifications within Central Chilled Water Plant            $ 75,000

        PDU's                                                       $428,000

        Security                                                    $ 50,000

        Emergency Power-Off System                                  $ 20,000

        Primary feeder cables from Chilled Water Plant.             $ 20,000

                                   EXHIBIT B-1
                                   -----------

                       Supplement to Development Agreement

         This Supplement to Development Agreement is made and entered into as of the 16th day of November, 1999, by and between GP Ohio, L.L.C., a Rhode Island limited liability company ("Developer") and Progressive Casualty Insurance Company, a Ohio corporation ("Progressive").

                                    RECITALS:

         A. Developer and Progressive have previously entered into a Development Agreement dated as of November 16, 1999.

         B. Section 2(b) of the Development Agreement anticipates that Developer and Progressive will mutually agree on certain "Scope Documents" consisting of a building description and outline specifications, schematic building plans and master site plan for the Project (as defined in the Development Agreement).
Section 7(a) of the Development Agreement further anticipates that Developer and Progressive will establish the "Stipulated Sum" to be paid by Progressive to Developer for Developer's performance of the Work under the Development Agreement.

         C. Developer and Progressive have reached agreement on the Scope Documents and Stipulated Sum for the Development Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties do hereby agree as follows:

         1. Attached hereto as SCHEDULE A is the final, approved Building Description and Outline Specifications, Schematic Building Plans and Master Site Plan for the Project. SCHEDULE A attached hereto is hereby incorporated in and shall be deemed a part of EXHIBIT B to the Development Agreement, superseding the preliminary Scope Documents identified in the EXHIBIT B previously attached to the Development Agreement. From and after the date hereof, any and all reference to the Scope Documents and/or EXHIBIT B in the Development Agreement shall be deemed to refer to SCHEDULE A attached hereto.

         2. The agreed upon Stipulated Sum under the Development Agreement is hereby established and confirmed to be $24,713,000.00, consisting of a Professional Fees/Project Management category of $2,131,000.00 and a Construction/Development Cost category of $22,582,000.00.

         3. Except as expressly modified herein, the Development Agreement remains in full force and effect.

         4. Terms and conditions of this Supplement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Supplement as of the date first written above.

                                 (Developer)

                                 GP Ohio, L.L.C.


                                 By:  Gilbane Properties, Inc., Managing Member

                                      By: /s/  Robert V. Gilbane
                                          ----------------------------------
                                      Title: President


                                 (Progressive)

                                 Progressive Casualty Insurance Company


                                 By: /s/  Daniel E. Schluer
                                          ----------------------------------
                                 Title: Senior Real Estate Project Manager

                                    EXHIBIT C
                                    ---------

                                Project Schedule


(Construction Schedule)

                                    EXHIBIT D
                                    ---------

                            Termination Fee Schedule


PERIOD                                               TERMINATION FEE
------                                               ---------------

On or before September 1, 1999                         $100,000

September 1, 1999 to October 31, 1999                  $175,000

November 1, 1999 to November 15, 1999                  $225,000

On or after November 16, 1999                          $275,000

                                    EXHIBIT E
                                    ---------

                               Expense Categories

               Design Services                            $1,477,000
               Permits and Fees                               25,000
               Professional Services Expenses                165,000

                                    EXHIBIT F
                                    ---------

                             Notice of Commencement

                                    ORIGINAL
                                    --------
                             NOTICE OF COMMENCEMENT
                             ----------------------
                              ( SECTION 1311.04 O.R.C.)
STATE OF OHIO,
COUNTY OF CUYAHOGA, SS:

         Daniel E. Schluer being first duly cautioned and sworn states that he is the Senior Real Estate Project Manager of Progressive Casualty Insurance Company, the Owner, that he is duly authorized to give this Notice of Commencement, that the information contained hereinbelow is true as he verily believes, and states the following:

1. NOTICE. Notice is hereby given pursuant to section 1311.04 of the Ohio Revised Code that an Improvement which may be the subject of Mechanic Lien is about to begin.

2. DESCRIPTION. The legal description of the real property upon which the Improvement is to be made is attached as Exhibit A hereto, said exhibit being incorporated by reference into this notice as if fully set forth herein.

3. IMPROVEMENT. The Improvement will be new construction of an approximately 80,000 square foot data center building and associated site improvements. The building will share an address of 300 North Commons Boulevard, Mayfield Village, OH with other buildings on the site. Construction is scheduled to begin
November 1, 1999.

4. CONTRACTING PARTY. Progressive Casualty Insurance Company, whose address is 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, is the Owner who contracted for the Improvement.

5. OWNERS DESIGNEE. No designee has been appointed by the Owner for this Improvement.

6. ORIGINAL CONTRACTOR(S). The following is a complete list of the original contractors working on the Improvement and the dates of their contracts:

         1)       Name:             Gilbane Properties, L.L.C.
                  Address:          7 Jackson Walkway
                                    Providence, RI 02903-3623

7. LENDING INSTITUTION(S). There are no lending institutions providing financing for the Improvement.

8. SURETIES. No sureties have provided any bonds for the Improvement.

9. NOTICE.

                  TO LIEN CLAIMANTS AND SUBSEQUENT PURCHASERS
                  TAKE NOTICE THAT LABOR OR WORK IS ABOUT TO BEGIN ON OR MATERIALS ARE ABOUT TO BE FURNISHED FOR AN IMPROVEMENT TO THE REAL PROPERTY DESCRIBED IN THIS INSTRUMENT. A PERSON HAVING A MECHANICS' LIEN MAY PRESERVE THE LIEN BY PROVIDING A NOTICE OF FURNISHING TO THE ABOVE-NAMED DESIGNEE AND HIS ORIGINAL CONTRACTOR, IF ANY, AND BY TIMELY RECORDING AN AFFIDAVIT PURSUANT TO
SECTION 1311.06 OF THE REVISED CODE.

                  A COPY OF THIS NOTICE MAY BE OBTAINED UPON MAKING A WRITTEN REQUEST BY CERTIFIED MAIL TO THE ABOVE-NAMED OWNER, PART OWNER, LESSEE, DESIGNEE, OR THE PERSON WITH WHOM YOU HAVE CONTRACTED.

10. PREPARER. The following is the name and address of the person who prepared this Notice of Commencement.

                  1)       Name:    Daniel E. Schluer
                           Address: 300 North Commons Boulevard
                                    Mayfield Village, OH 44143

11.      Further Affiant sayeth naught.

                                              /s/  Daniel E. Schluer
                                              ----------------------
                                              Daniel E. Schluer

         Sworn to and subscribed in my presence this 26th day of October, 1999.

                                              /s/  Rachael J. Lardie
                                              ----------------------
                                              NOTARY PUBLIC

                                    EXHIBIT A
                                LEGAL DESCRIPTION


         Situated in the Village of Mayfield, County of Cuyahoga and State of Ohio, and known as being part of Original Mayfield Township Lot Nos. 15 and 25, Tract No. 1, and being further bounded and described as follows:

         Commencing at a 1 inch diameter iron pin monument found in the centerline of S.O.M. Center Road, (S.R. 91), 60 feet wide, at its intersection with the Southerly line said Original Lot No. 15; Thence North 1(degree)15'18" East, along the centerline of S.O.M. Center Road a distance of 692.89 feet to the Southeasterly corner of land conveyed to the Village of Mayfield by deed recorded in Volume 97-11623, Page 25 of Cuyahoga County Records; Thence North 89(degree)23'28" West along the Southerly line of land so conveyed to the Village of Mayfield a distance of 777.90 feet to capped iron pin set at the principal place of beginning of the parcel of land herein described;

         Thence South 43(degree)26'00" West, a distance of 940.00 feet to a capped iron pin set;

         Thence South 56(degree)26'40" West, a distance of 881.08 feet to a capped iron pin set in the Easterly Limited Right of Way of State Highway No. 1, (Interstate 271);

         Thence North 3(degree)14'16" West, along said Easterly Limited Right of Way line a distance of 129.87 feet to a capped iron pin set at an angle therein;

         Thence North 5(degree)47'36" East, continuing along said Easterly Limited Right of Way line a distance of 560.68 feet to a capped iron pin set at an angle therein;

         Thence North 0(degree)17'43" East, continuing along said Easterly Limited Right of Way line distance of 116.18 feet to a capped iron pin set at the Southwesterly corner of land conveyed to the C.E.I. Co. by deed recorded in Volume 14210, Page 869 of Cuyahoga County Records;

         Thence South 89(degree)23'28" East, along the Southerly line of land so conveyed the C.E.I. Co. a distance of 30.00 feet to a capped iron pin set at the Southeasterly corner of said land;

         Thence North 2(degree)20'48" East, along the Easterly line of land so conveyed to the C.E.I. Co. a distance of 108.52 feet to a capped iron pin set at the Northeasterly corner of said land;

         Thence North 89(degree)23'28" West, along the Northerly line of land so conveyed to the C.E.I. Co. distance of 35.00 feet to a capped iron pin set at the Northwesterly corner of said land, in the Easterly Limited Right of Way of State Highway No. 1, (Interstate 271);

         Thence North 0(degree)17'43" West, along said Easterly Limited Right of Way line a distance of 181.02 feet to a capped iron pin set at an angle therein;

         Thence North 3(degree)25'45" East, continuing along said Easterly Limited Right of Way line a distance of 90.58 feet to a 3/4 inch diameter iron pin found at the Southwesterly corner of land conveyed to the Village of Mayfield, aforesaid;

         Thence South 89(degree)23'28" East, along said Southerly line a distance of 1313.32 feet to principal place of beginning and containing 19.6383 acres of land, be the same more or less as surveyed by Stephen Hovancsek and

Associates, Inc., Registered Surveyor No. 5160, State of Ohio in January 1998, but subject to all legal highways. Bearings are to an assumed meridian and are used to denote angles only. All capped iron pins set are 5/8 inch diameter rebar, 30 inches long, with a plastic cap marked SH&A 5160.

         Prior instrument reference: Volume 97-11876, Page 01.